EX 99.1
X4 Pharmaceuticals Promotes Mary DiBiase, Ph.D. to Chief Operating Officer
Expanded role further supports corporate growth, late-stage clinical development and preparations for potential commercialization of mavorixafor in WHIM syndrome and beyond
BOSTON, Sept. 08, 2021 (GLOBE NEWSWIRE) -- X4 Pharmaceuticals, Inc. (Nasdaq: XFOR), a leader in the discovery and development of novel therapies targeting diseases of the immune system resulting from dysfunction of the CXCR4 pathway, today announced the promotion of Mary DiBiase, Ph.D. to the newly created position of Chief Operating Officer. Dr. DiBiase had served as Senior Vice President and previously Vice President of Technical Operations and Quality in addition to Vice President of Program and Alliance Management since joining the company in 2017. In this new role, Dr. DiBiase’s responsibilities expand beyond chemistry, manufacturing and controls (CMC) and quality to include oversight of program and alliance management and information technology (IT) management.
Paula Ragan, Ph.D., President and Chief Executive Officer of X4 Pharmaceuticals commented on the promotion: “Since joining X4 more than four years ago, Mary has made significant contributions to the company and has played a key role in building our business and supporting the advancement of our lead candidate mavorixafor into global late-stage clinical development. We look forward to further leveraging her proven leadership skills and her strategic and operational capabilities to enable the growth of X4. Mary’s expertise will continue to be invaluable to me and the company as we advance our additional clinical and pre-clinical pipeline and prepare to evolve into a larger, potentially commercial-stage entity.”
Dr. DiBiase brings more than 25 years of experience in drug development, program management and technical operations to X4, having served in a broad range of life science leadership positions at both large and small organizations. Prior to joining X4, she was Vice President of Technical Operations and Program Management at Epirus Biopharmaceuticals, a small biopharmaceutical company working to expand access to biosimilar products across the globe. Other professional roles have included Vice President of Product Operations at the Specialty Care Business Unit for Pfizer Global Supply, and multiple positions of increasing responsibility at Biogen, including Senior Director of CMC Management, Program Executive for Avonex®, and Associate Director of Pharmaceutical Science and Technology. Dr. DiBiase received her Ph.D. from the University of Rhode Island and her B.Pharm. from the University of London.
About X4 Pharmaceuticals
X4 Pharmaceuticals is a late-stage clinical biopharmaceutical company and a leader in the discovery and development of novel therapies for the treatment of diseases of the immune system resulting from dysfunction of the CXCR4 pathway, with a focus on rare diseases and those with limited treatment options. The company’s lead candidate, mavorixafor, is a first-in-class, small molecule antagonist of chemokine receptor CXCR4 being developed as a once-daily oral therapy. X4 believes that inhibition of the CXCR4 receptor creates the potential for mavorixafor to provide therapeutic benefit across a wide variety of diseases, including primary immunodeficiencies and certain types of cancer. The efficacy and safety of mavorixafor, dosed once daily, is currently being evaluated in a number of clinical trials, including a global Phase 3 clinical trial in patients with WHIM syndrome, and in two Phase 1b clinical trials – in combination with ibrutinib in patients with Waldenström’s macroglobulinemia, and as monotherapy in patients with Severe Congenital Neutropenia and other chronic neutropenia disorders. X4 is continuing to leverage its insights into CXCR4 biology at its corporate headquarters in Boston, Massachusetts and at its research facility in Vienna, Austria, and is discovering and developing additional product candidates. For more information, please visit www.x4pharma.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements may be identified by the words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target,” or other similar terms or expressions that concern X4's expectations, strategy, plans, or intentions. Forward-looking statements include, without limitation, statements regarding the clinical development and therapeutic potential of mavorixafor; X4’s potential growth and evolution; the advancement of X4’s pipeline; and the potential commercialization of mavorixafor and any other of X4’s product candidates, if approved. Any forward-looking statements in this press release are based on management's current expectations and beliefs. Actual events or results may differ materially from those expressed or implied by any forward-looking statements contained herein, including, without limitation, uncertainties inherent in the initiation and completion of preclinical studies and clinical trials and clinical development; the risk that trials and studies may be delayed, including, but not limited to, as a result of the effects of the ongoing COVID-19 pandemic or delayed patient enrollment, and may not have satisfactory outcomes; the risk that the outcomes of preclinical studies or earlier clinical trials will not be predictive of later clinical trial results; the risk that initial or interim results from a clinical trial may not be predictive of the final results of the trial or the results of future trials; the potential adverse effects arising from the testing or use of mavorixafor or other product candidates; risks related to X4’s ability to raise additional capital and other risks and uncertainties, including those described in the section entitled “Risk Factors” in X4’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on August 3, 2021, and in other filings X4 makes with the SEC from time to time. X4 undertakes no obligation to update the information contained in this press release to reflect new events or circumstances, except as required by law.
Investors and Media:
Daniel Ferry
Managing Director
LifeSci Advisors
daniel@lifesciadvisors.com
(617) 430-7576
Mónica Rouco Molina
Senior Account Executive
LifeSci Communications
mroucomolina@lifescicomms.com

Source: X4 Pharmaceuticals